Exhibit 99.1

FOR IMMEDIATE RELEASE

Creative Realities Announces Pricing of $12 Million Public Offering

LOUISVILLE, KY – June 29, 2026 – Creative Realities, Inc. (“Creative Realities,” “we,” “us,” “our,” or the “Company”), a leading provider of digital signage, media and AdTech solutions, today announced the pricing of its underwritten public offering of 2,528,571 shares of its common stock at a price to the public of $3.50 per share and pre-funded warrants to purchase up to 900,000 shares of common stock at a price to the public of $3.49 per pre-funded warrant, which represents the per share public offering price of each share of common stock, less the $0.01 per share exercise price for each pre-funded warrant. All of the shares and pre-funded warrants in the offering are being sold by Creative Realities. In addition, the Company has granted the underwriter a 30-day option to purchase up to an additional 428,614 shares of its common stock at the public offering price per share, less underwriting discounts and commissions. The gross proceeds to the Company from the offering are expected to be approximately $12.0 million, before deducting underwriting discounts and commissions and other offering expenses. The offering is expected to close on or about June 30, 2026, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering for working capital, general corporate purposes, debt paydown and potential acquisitions.

Craig-Hallum is acting as sole managing underwriter for the offering.

A shelf registration statement on Form S-3 (333-296498) relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. The offering is being made only by means of a prospectus supplement and accompanying prospectus. A copy of the final prospectus supplement and an accompany prospectus related to the offering, when available, can be obtained for free by visiting the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting: Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 323 North Washington Ave., Suite 300, Minneapolis, MN 55401, by telephone at (612) 334-6300 or by email at prospectus@chlm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Creative Realities, Inc.

Creative Realities designs, develops and deploys digital signage-based experiences for enterprise-level networks utilizing its Clarity™, ReflectView™, and iShowroom™ Content Management System (CMS) platforms. The Company is actively providing recurring SaaS and support services across diverse vertical markets, including, but not limited to, retail, automotive, digital out-of-home (DOOH) advertising networks, convenience stores, foodservice/QSR, gaming, theater, and stadium venues. In addition, the Company assists clients in utilizing place-based digital media to achieve business objectives such as increased revenue, enhanced customer experiences, and improved productivity. This includes the design, deployment, and day-to-day management of retail media networks to monetize on-premise foot traffic utilizing its AdLogic™ and CPM+™ programmatic advertising platforms.

Cautionary Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to, the Company’s expectations regarding the expected closing of the offering and the anticipated use of proceeds therefrom. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in the Company’s business described in the Company’s prior filings with the SEC, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in any subsequent filings with the SEC. Important factors, among others, that may affect actual results or outcomes include: our ability to integrate the recently acquired business of Cineplex Digital Media Inc. (“CDM”) into our own, maintain or improve the financial performance of CDM’s business and realize anticipated synergies, our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, our ability to remain listed on the Nasdaq Capital Market, our ability to realize the revenues included in our future guidance and backlog reports, our ability to satisfy our upcoming debt obligations and other liabilities, the ability of the Company to continue as a going concern, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts

Media:

Idea Grove

creativerealities@ideagrove.com

Investor Relations:

Chris Witty

cwitty@darrowir.com

646-438-9385

ir@cri.com

https://investors.cri.com/